Exhibit 32.1

Certification of President
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

I, Paul M. Leand, President of PLM Financial Services, Inc., do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i) The Form 10-KSB of PLM Equipment Growth & Income Fund VII Liquidating Trust (the Trust) for the period June 30, 2006 (inception) through December 31, 2006, (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, (15 U.S.C. 78m), and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: March 26, 2007

/s/ Paul M. Leand
Paul M. Leand
President of PLM Financial Services, Inc.
March 26, 2007

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-KSB to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-KSB), irrespective of any general incorporation language contained in such filing.

40